JOHN HANCOCK FUNDS

            Class A, Class B, Class C, Class I, Class NAV and Class R

         Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

                                  July 1, 2006

     Each class of shares of each of the John Hancock Funds listed in Appendix A attached hereto (each the "Fund") will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Trustees/Directors, as the case may be, may determine in the future that other allocations of expenses (whether ordinary or extraordinary) or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in the Fund's prospectus and statement of additional information ("prospectus"), shares may be exchanged only for shares of the same class of another fund in the John Hancock group of funds.

Class A Shares

     Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and the minimum purchase requirements set forth in the Fund's prospectus. Class A Shares are subject to fees under the Fund's Class A Rule 12b-1 Distribution Plan on the terms set forth in the Fund's prospectus. The Class A Shareholders have exclusive voting rights, if any, with respect to the Class A Distribution Plan. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class A Shares.

     If permitted by disclosure in the Fund's prospectus, Class A Shares will convert to Class I Shares at any time after the initial date that Class A Shares commenced operations upon shareholder request if the requesting shareholder meets the criteria for investment in Class I Shares as set forth in the Fund's Class I prospectus. The conversion of Class A Shares to Class I Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.

Class B Shares

     Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus. Class B Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class B Shares are subject to fees under the Class B Rule 12b-1 Distribution Plan on the terms set forth in the Fund's prospectus. The Class B Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class B Distribution Plan. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class B Shares.

     Class B Shares will automatically convert to Class A Shares of the Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Fund's prospectus. The initial purchase date

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for Class B shares acquired through  reinvestment of dividends on Class B Shares will be deemed to be the date on which the original Class B shares were purchased. Such conversion will occur at the relative net asset value per share of each class. Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the shareholder's Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.

     The conversion of Class B Shares to Class A Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.

Class C Shares

     Class C Shares are sold at net asset value and subject to the initial sales charge schedule set forth in the Fund's prospectus. In addition, Class C shares redeemed within one year of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus. Class C Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class C Shares are subject to fees under the Class C Rule 12b-1 Distribution Plan on the terms set forth in the Fund's prospectus. The Class C Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class C Distribution Plan. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class C Shares.

Class I Shares

     Class I Shares are sold at net asset value and are not subject to an initial sales charge schedule or contingent deferred sales charge but are subject to the minimum purchase requirements set forth in the Fund's prospectus. Class I Shares are not subject to Rule 12b-1 distribution and/or service fees. Class I Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class I Shares.

Class NAV Shares

     Class NAV Shares are sold at net asset value without the imposition of an initial sales charge schedule or contingent deferred sales charge but are subject to the minimum purchase requirements set forth in the Fund's prospectus. Class NAV Shares are not subject to Rule 12b-1 distribution and/or service fees. Class NAV Shares shall be entitled to the shareholder services set forth from time to time in the Fund's prospectus with respect to Class NAV Shares.

Class R Shares

     Class R Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class R shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund's prospectus. Class R Shares are sold subject to the minimum purchase requirements set forth in the Fund's prospectus. Class R Shares are subject to fees under the Class R Rule 12b-1 Distribution Plan on the terms set forth in the Fund's prospectus. The Class R Shareholders of the Fund have exclusive voting rights, if any, with respect to the Fund's Class R Distribution Plan. Class R Shares shall be entitled to the shareholder services

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set forth from time to time in the  Fund's  prospectus  with  respect to Class R
Shares.

     Class R Shares will automatically convert to Class A Shares of the Fund at the end of a specified number of years after the initial purchase date of Class R shares, except as provided in the Fund's prospectus. The initial purchase date for Class R shares acquired through reinvestment of dividends on Class R Shares will be deemed to be the date on which the original Class R shares were purchased. Such conversion will occur at the relative net asset value per share of each class. Redemption requests placed by shareholders who own both Class A and Class R Shares of the Fund will be satisfied first by redeeming the shareholder's Class A Shares, unless the shareholder has made a specific election to redeem Class R Shares.

     The conversion of Class R Shares to Class A Shares may be suspended if it is determined that the conversion constitutes or is likely to constitute a taxable event under federal income tax law.





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JOHN HANCOCK FUNDS

            Class A, Class B, Class C, Class I, Class NAV and Class R

                                   APPENDIX A


As of July 1, 2006:        Addition of John Hancock Classic Value Fund II


John Hancock Capital Series
 -JH Classic Value Fund
 -JH Classic Value Fund II
 -JH Large Cap Select Fund
 -JH U.S. Global Leaders Growth Fund

John Hancock Investment Trust
 -JH Sovereign Investors Fund

John Hancock Investment Trust II
 -JH Small Cap Equity Fund

John Hancock Sovereign Bond Fund
 -JH Bond Fund

John Hancock Strategic Series
 -JH Strategic Income Fund





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